Exhibit 99.1

CONTINUCARE CORPORATION REPORTS
FINANCIAL RESULTS FOR SECOND QUARTER
QUARTER OF FISCAL 2004

     Miami, FL February 13, 2004 – Continucare Corporation (AMEX: CNU) today reported financial results for its second quarter of fiscal 2004.

Second Quarter Results

     For the three months ended December 31, 2003, medical services revenue was $24.2 million, compared to $24.0 million for the three months ended December 31, 2002. Income from operations during the second fiscal quarter of 2004 was $722,000 compared to income of $454,000 in the same period one year ago. Income from continuing operations in the second quarter of fiscal 2004 was $479,000 compared to income of $235,000 in the year-ago period. Loss from discontinued operations during the second fiscal quarter was $834,000 compared to a loss of $607,000 in the year-ago period. Net loss for the second quarter of fiscal 2004 was $355,000, or $.01 per diluted share, compared to a net loss of $372,000, or $.01 per diluted share, one year ago.

Six-Month Results

     For the six months ended December 31, 2003, medical services revenue was $49.1 million compared to $47.5 million for the six months ended December 31, 2002. Income from operations during the six-month period was $1.6 million compared to $779,000 in the same period one year ago. Income from continuing operations during the six-month period was $3.3 million compared to $173,000 in the year-ago period. Loss from discontinued operations during the six-month period was $1.2 million compared to a loss of $1.2 million in the same period one year ago. Net income for the six-month period was $2.2 million, or $.04 per diluted share, compared to a loss of $1.1 million, or $.03 per diluted share, one year ago.

     Income from continuing operations during the six months ended December 31, 2003 includes other income of $2.2 million relating to the settlement of a Medicare obligation related to rehabilitation clinics that were previously operated by Continucare and which were sold in 1999. The Centers for Medicare & Medicaid Services (“CMS”) had alleged that Medicare overpayments were made relating to services rendered by these clinics and other related clinics during a period in which they were operated by entities other than Continucare. In an effort to resolve the matter with CMS and avoid aggressive collection efforts that could disrupt its business, in 2002 Continucare entered into a memorandum of understanding pursuant to which it agreed to begin making payments to resolve the liability while also retaining the right to dispute the alleged overpayments. Continucare requested that the liability assessed by CMS be reconsidered and in October 2003 it was notified by the Medicare Fiscal Intermediary that the liability was reduced from the originally asserted amount of $2.4 million to approximately $200,000.

     The discontinued operations reflected in Continucare’s financial results relate to its home health operations which were disposed of in a series of transactions completed in the third fiscal quarter of fiscal 2004 and a group of independent physician contracts terminated effective January 1, 2003.

     Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare’s Chief Executive Officer said, “The most significant development during our second fiscal quarter relates to the disposition of our home health agencies. These businesses have historically incurred operating losses and experienced negative cash flow. Losses associated with these businesses continued in our second fiscal quarter and will to a lesser extent also continue in the current fiscal quarter. The disposition of these businesses, however, has been completed and we will substantially complete the remaining administrative wrap-up related to these businesses in the current quarter, after which time we should be able to focus all of resources on our core activity of providing primary care medical services.”

     Continucare Corporation (www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, our ability to service our indebtedness and respond to capital needs, the ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations as they seek to contain health care costs, the level of payment we receive from governmental programs and other third party payors, the ability to attract and retain qualified medical professionals, future legislation changes in governmental regulations, including possible changes in Medicare programs that may impact reimbursements to health care providers and insurers, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, delays in receiving payments, the collectibility of uninsured accounts and deductible and co-pay amounts, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Richard C. Pfenniger, Jr.
Chief Executive Officer
Continucare Corporation
80 Southwest 8th Street
Miami, Florida 33130
(305) 350-7557

-tables to follow-

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three-Months Ended		Six-Months Ended

	12/31/03	12/31/02	12/31/03	12/31/02

Medical services revenue, net	$24,173,674	$23,988,134	$49,107,176	$47,463,982
Management fee revenue	194,562	–	324,459	–

Subtotal	24,368,236	23,988,134	49,431,635	47,463,982

Expenses
Medical services:
Medical claims	18,141,504	18,401,034	36,948,229	36,404,278
Other direct costs	2,890,296	2,685,495	5,751,879	5,372,822

Total medical services	21,031,800	21,086,529	42,700,108	41,777,100

Administrative payroll and employee benefits	993,101	975,856	1,886,316	1,931,484
Professional fees	246,277	59,085	441,122	308,059
General and administrative	1,588,967	1,267,112	2,870,480	2,364,887
Gain on extinguishment of debt	(350,000)	–	(350,000)	–
Depreciation and amortization	136,560	145,766	269,133	303,174

Subtotal	23,646,705	23,534,348	47,817,159	46,684,704

Income from operations	721,531	453,786	1,614,476	779,278

Other income (expense)
Interest income	1,421	1,952	2,076	3,727
Interest expense	(243,712)	(221,096)	(488,601)	(609,942)
Medicare settlement related to terminated operations	–	–	2,218,278	–

Income from continuing operations	479,240	234,642	3,346,229	173,063

Income (loss) from discontinued operations:
Home health operations (including loss on disposal of $457,000)	(834,048)	(509,231)	(1,272,778)	(987,800)
Terminated IPA	–	(97,898)	73,091	(249,386)

Subtotal	(834,048)	(607,129)	(1,199,687)	(1,237,186)

Net income (loss)	$(354,808)	$(372,487)	$2,146,542	$(1,064,123)

Basic net income (loss) per common share:
Income from continuing operations	$.01	$–	$.08	$–
Loss from discontinued operations	(.02)	(.01)	(.03)	(.03)

Net income (loss)	$(.01)	$(.01)	$.05	$(.03)

Diluted net income (loss) per common share:
Income from continuing operations	$.01	$–	$.07	$–
Loss from discontinued operations	(.02)	(.01)	(.03)	(.03)

Net income (loss)	$(.01)	$(.01)	$.04	$(.03)

Basic weighted average number of common shares outstanding	42,379,001	40,500,905	42,379,001	40,102,536

Diluted weighted average number of common shares outstanding	48,191,924	40,500,905	47,755,168	40,102,536

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2003	June 30, 2003

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$181,365	$160,743
Certificates of deposit, current	100,819	101,258
Accounts receivable, net of allowance for doubtful accounts of $4,890,000 and $4,823,000, respectively	467,748	323,443
Other receivables	203,347	410,765
Due from Medicare, net	410,870	258,930
Due from HMOs, net of a liability for incurred but not reported medical claims expense of $11,892,000 and $13,014,000, respectively	1,984,987	1,414,469
Prepaid expenses and other current assets	425,888	565,935

Total current assets	3,775,024	3,235,543
Certificates of deposit	–	30,000
Assets related to home health operations held for sale	9,000	540,398
Equipment, furniture and leasehold improvements, net	449,164	430,382
Goodwill, net of accumulated amortization of approximately $3,581,000	14,342,510	14,342,510
Managed care contracts, net of accumulated amortization of $1,893,000 and $1,717,000, respectively	1,617,025	1,793,431
Deferred financing costs, net of accumulated amortization of $3,849,000 and $3,562,000, respectively	231,563	518,382
Other assets, net	107,387	109,330

Total assets	$20,531,673	$20,999,976

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$615,405	$683,488
Accrued expenses	2,933,336	2,283,048
Liabilities related to terminated IPA, net	37,254	110,345
Credit facility	2,205,911	2,315,000
Current portion of convertible subordinated notes payable	1,341,536	233,716
Current portion of long-term debt	402,941	2,640,943
Current portion of related party notes payable	63,854	63,854
Accrued interest payable	26,334	51,754
Current portion of capital lease obligations	65,238	70,913

Total current liabilities	7,691,809	8,453,061
Deferred gain on extinguishment of debt	3,500,000	3,850,000
Capital lease obligations, less current portion	93,421	125,606
Convertible subordinated notes payable, less current portion	2,877,983	4,122,751
Long term debt, less current portion	1,147,234	1,341,947
Related party notes payable, less current portion	965,406	997,333

Total liabilities	16,275,853	18,890,698
Commitments and contingencies Shareholders’ equity:
Common stock; $0.0001 par value; 100,000,000 shares authorized, 45,375,194 shares issued and 42,379,001 shares outstanding at December 31, 2003 and June 30, 2003	4,239	4,239
Additional paid-in capital	60,279,880	60,279,880
Accumulated deficit	(50,603,598)	(52,750,140)
Treasury stock (2,996,193 shares)	(5,424,701)	(5,424,701)

Total shareholders’ equity	4,255,820	2,109,278

Total liabilities and shareholders’ equity	$20,531,673	$20,999,976

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended December 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,146,542	$(1,064,123)
Loss from discontinued operations	1,199,687	1,237,186

Income from continuing operations	3,346,229	173,063
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	555,952	735,837
Gain on extinguishment of debt	(350,000)	–
Provision for bad debts	71,859	50,112
Director compensation paid through the issuance of restricted common stock	–	123,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(216,164)	(104,076)
Decrease in prepaid expenses and other current assets	140,047	187,605
Decrease in other receivables	207,418	396,890
Increase in other assets	(1,445)	(1,972)
(Increase) decrease in due from HMO’s, net	(570,518)	16,130
(Increase) decrease in due to/from Medicare, net	(2,370,219)	301,290
Increase in accounts payable and accrued expenses	582,205	176,367
Decrease in accrued interest payable	(25,420)	(2,601)

Net cash provided by continuing operations	1,369,944	2,051,645
Net cash used in discontinued operations	(785,884)	(962,603)

Net cash provided by operating activities	584,060	1,089,042

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of restricted cash, net	30,439	100,374
Property and equipment additions	(53,679)	(50,484)

Net cash (used in) provided by continuing operations	(23,240)	49,890
Net cash used in discontinued operations	(9,938)	(10,530)

Net cash (used in) provided by investing activities	(33,178)	39,360

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on convertible subordinated notes	(136,948)	(136,949)
Payments on related party notes	(31,927)	(31,927)
Principal repayments under capital lease obligation	(37,860)	(58,769)
Third party assumption of capital lease obligation	–	(1,789)
Net decrease in credit facility	(109,089)	(315,000)
Advances from HMOs	–	75,000
Payment on advances from HMOs	–	(75,000)
Repayments to Medicare per agreement	(214,436)	(330,333)

Net cash used in continuing operations	(530,260)	(874,767)
Net cash used in discontinued operations	–	(81,506)

Net cash used in financing activities	(530,260)	(956,273)

Net increase in cash and cash equivalents	20,622	172,129

Cash and cash equivalents at beginning of period	160,743	180,410

Cash and cash equivalents at end of period	$181,365	$352,539

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITY:
Note payable issued for refunds due to Medicare for overpayments	–	694,800

Purchase of furniture and fixtures with proceeds of capital lease obligations	–	40,122

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